Master Money LLC
File Number: 811-21299
CIK Number: 1186239
For the Period Ending: 09/30/2008

Pursuant to Exemptive Order Release No. IC-18748 dated June 2, 1992, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the six months ended September 30, 2008.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

04/01/2008	$55,000	Thames Asset Global Securities	3.08%	04/03/2008
04/01/2008	236,000	Corporate Receivable	1.035	04/02/2008